Exhibit 10.75

EXCHANGE AND AMENDMENT AGREEMENT

This exchange and AMENDMENT AGREEMENT (this “Agreement”), effective as of April 9, 2013 (the “Effective Date”), is entered into among INSPIREMD, INC. (the “Company”) and each holder of the Company’s 8% Original Issue Discount Senior Secured Convertible Debentures Due April 5, 2014 and five-year warrants to purchase an aggregate of 835,867 shares of common stock, $.0001 par value per share, of the Company (the “Common Stock”), at an exercise price of $7.20 per share issued on April 5, 2012 (as adjusted for the Company’s one-for-four reverse stock split of its Common Stock on December 21, 2012) (the “Holders,” and each a “Holder”), that has executed the signature page hereto.

WHEREAS, the Company and the Holders have entered into a Securities Purchase Agreement, made as of April 5, 2012 (as amended, modified, restated, and extended from time to time, the “Securities Purchase Agreement”), pursuant to which the Company issued convertible senior secured debentures to the Holders as follows: (1) an 8% Original Issue Discount Senior Secured Convertible Debenture Due April 5, 2014, made as of April 5, 2012 by the Company to HUG Financing LLC in the principal face amount of $1,382,979 with a stated final maturity date of April 5, 2014 (as amended, modified, restated, and extended from time to time, the “HUG Debenture”); (2) an 8% Original Issue Discount Senior Secured Convertible Debenture Due April 5, 2014, made as of April 5, 2012 by the Company to Genesis Opportunity Fund LP in the principal face amount of $4,468,085 with a stated final maturity date of April 5, 2014 (as amended, modified, restated, and extended from time to time, the “GOF Debenture”); (3) an 8% Original Issue Discount Senior Secured Convertible Debenture Due April 5, 2014, made as of April 5, 2012 by the Company to Genesis Asset Opportunity Fund LP in the principal face amount of $2,127,660 with a stated final maturity date of April 5, 2014 (as amended, modified, restated, and extended from time to time, the “GAOF Debenture”); (4) an 8% Original Issue Discount Senior Secured Convertible Debenture Due April 5, 2014, made as of April 5, 2012 by the Company to Ayer Capital Partners Master Fund, L.P. in the principal face amount of $3,464,362 with a stated final maturity date of April 5, 2014 (as amended, modified, restated, and extended from time to time, the “ACPMF Debenture”); (5) an 8% Original Issue Discount Senior Secured Convertible Debenture Due April 5, 2014, made as of April 5, 2012 by the Company to Ayer Capital Partners Kestrel Fund, LP in the principal face amount of $68,617 with a stated final maturity date of April 5, 2014 (as amended, modified, restated, and extended from time to time, the “ACPKF Debenture”); and (6) an 8% Original Issue Discount Senior Secured Convertible Debenture Due April 5, 2014, made as of April 5, 2012 by the Company to Epworth – Ayer Capital in the principal face amount of $190,426 with a stated final maturity date of April 5, 2014 (as amended, modified, restated, and extended from time to time, the “Epworth Debenture,” together with the HUG Debenture, the GOF Debenture, the GAOF Debenture, the ACPMF Debenture and the ACPKF Debenture, the “Debentures”);

WHEREAS, in connection with the Securities Purchase Agreement, the Company also issued warrants to the Holders as follows: (1) a five-year warrant, dated April 5, 2012, to HUG Financing LLC, to purchase 98,784 shares of Common Stock at an exercise price of $7.20 per share (as adjusted for the Company’s one-for-four reverse stock split of its Common Stock on December 21, 2012) (the “HUG Warrant”); (2) a five-year warrant, dated April 5, 2012, to Genesis Opportunity Fund LP, to purchase 319,149 shares of Common Stock at an exercise price of $7.20 per share (as adjusted for the Company’s one-for-four reverse stock split of its Common Stock on December 21, 2012) (the “GOF Warrant”); (3) a five-year warrant, dated April 5, 2012, to Genesis Asset Opportunity Fund LP, to purchase 151,976 shares of Common Stock at an exercise price of $7.20 per share (as adjusted for the Company’s one-for-four reverse stock split of its Common Stock on December 21, 2012) (the “GAOF Warrant”); (4) a five-year warrant, dated April 5, 2012, to Ayer Capital Partners Master Fund, L.P., to purchase 247,455 shares of Common Stock at an exercise price of $7.20 per share (the “ACPMF Warrant”); (5) a five-year warrant, dated April 5, 2012, to Ayer Capital Partners Kestrel Fund, LP, to purchase 4,901 shares of Common Stock at an exercise price of $7.20 per share (as adjusted for the Company’s one-for-four reverse stock split of its Common Stock on December 21, 2012) (the “ACPKF Warrant”); (6) a five-year warrant, dated April 5, 2012, to Epworth – Ayer Capital, to purchase 13,602 shares of Common Stock at an exercise price of $7.20 per share (as adjusted for the Company’s one-for-four reverse stock split of its Common Stock on December 21, 2012) (the “Epworth Warrant,” together with the HUG Warrant, the GOF Warrant, the GAOF Warrant, the ACPMF Warrant and the ACPKF Warrant, the “Old Warrants”);

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WHEREAS, the Company is seeking to sell shares of Common Stock pursuant to that certain Registration Statement on Form S-1 (File No. 333-184066), as originally filed with the U.S. Securities and Exchange Commission on September 24, 2012 (such transaction is referred to herein as the “Offering”);

WHEREAS, in connection with a Qualifying Offering (as defined below), the Company and the Holders desire to (i) amend the Securities Purchase Agreement and the Old Warrants as set forth herein (the “Amendments”), (ii) repay a portion of the Debentures and exchange the unpaid balance of the Debentures for shares of Common Stock, as set forth herein, and (iii) issue the Holders five-year warrants to purchase shares of Common Stock at $3.00 per share, as set forth herein (collectively, the “Transactions”);

WHEREAS, (i) the Securities Purchase Agreement may be amended upon the written consent of the Company and the Purchasers (as defined in the Securities Purchase Agreement) holding at least 60% in interest of the Securities (as defined in the Securities Purchase Agreement) then outstanding, and (ii) the Old Warrants may be amended upon the written consent of the Company and the Holders; and

WHEREAS, the Holders hold 100% in interest of the Securities outstanding as of the date hereof and 100% in principal amount of the outstanding Debentures.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.	Repayment and Exchange of Debentures.

(a)	Immediately following (i) a closing of the Offering on or before April 16, 2013, that results in gross proceeds to the Company of at least $20,000,000 and pursuant to which the Company sells shares of its Common Stock for a price of at least $2.00 per share (an offering meeting such criteria being referred to as a “Qualifying Offering”), (ii) the payment to each Holder of the amount set forth opposite such Holder’s name in Column B of Exhibit A hereto, which amount shall represent a redemption payment for a portion of such Holder’s Debenture (the “Redemption Payment”) and (iii) the payment to each Holder of any accrued and unpaid interest on such Holder’s Debenture through the date of such Redemption Payment (the “Interest Payment”), such Holder shall exchange all remaining amounts due on its Debenture (after deducting the Redemption Payment and the Interest Payment) (the “Remaining Debenture Amount”) for that number of shares of Common Stock equal to the quotient of (i) the Remaining Debenture Amount divided by (ii) the price per share at which the Company sells shares of its Common Stock in the Offering (the “Repayment and Exchange” and the shares of Common Stock to be issued as part of the Repayment and Exchange, the “Common Shares”). On the date of the closing of a Qualifying Offering, so long as the Holders provide the Company with any certifications that the Company or its counsel may reasonably request, the Company shall cause the Common Shares due to such Holder hereunder to be credited to the account of such Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system. The Company hereby acknowledges and agrees that for purposes of holding periods under Rule 144 of the Securities Act of 1933, as amended (“Rule 144”) (including pursuant to Rule 144(d)(3)(ii)), upon the exchange of the Debentures for the Common Shares, as provided herein, the Holder will be entitled to tack its holding period such that the holding period will begin on April 5, 2012, with respect to the Common Shares. Following the Repayment and Exchange, the Holders shall promptly physically surrender the Debentures to or as directed by the Company; provided that any Debenture held by any Holder that should have been surrendered, but was not, shall be null and void effective following the Repayment and Exchange.

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(b)	Each Holder agrees and acknowledges that following the Repayment and Exchange, (i) all obligations under such Holder’s Debenture shall be deemed paid, satisfied and discharged in full, and (ii) the liens and security interests of such Holder and the Agent (as defined in the Security Agreement (as defined in the Securities Purchase Agreement)) in any and all of the property of the Company and its affiliates shall be released and terminated without any further action.

(c)	Upon the Holders’ receipt of the Redemption Payment, the Interest Payment and the Common Shares (i) all amounts then owing to the Holders under the Debentures, the other Transaction Documents (as defined in the Securities Purchase Agreement) and otherwise shall have been paid in full, (ii) the Transaction Documents (other than the Securities Purchase Agreement, the Registration Rights Agreement (as defined in the Securities Purchase Agreement) and the Old Warrants) shall terminate and be of no further force or effect, (iii) all security interests, security title and liens granted to the Agent, the Holder or any other person or agent in connection with the Transaction Documents in all real and personal property collateral of the Company and its affiliates and any guarantors shall automatically be terminated and released, (iv) all guarantees granted by subsidiaries and other affiliates of the Company shall automatically be released and the grantors thereunder shall automatically be released from their respective obligations, (v) the Company is authorized to file Uniform Commercial Code termination statements and other documents evidencing the release of the security interests and liens referred to in clause (iii) above, (vi) the Company is authorized to file any termination statements, releases or documents of similar import in non-U.S. jurisdictions evidencing the release of the security interests and liens referred to in clause (iii) above, and (vii) the Holder and the Agent will execute and deliver to the Company such additional release and termination documents, instruments or agreements and take such further actions as the Company may reasonably request and provide to further evidence the termination of all Uniform Commercial Code financing statements, mortgages, deeds of trust, deeds to secure debt and other instruments of record or on file in favor of the Agent, the Holder or any other agent with respect to the security interests, security titles and liens granted to the Holder and the Agent in all real and personal property collateral of the Company and its affiliates and will return to the Company all collateral in the possession of the Holder or the Agent. In connection with the release of security interests set forth in clause (iii) above, any pledged collateral, including the Pledged Securities (as defined in the Security Agreement), held by the Agent shall be delivered by courier to the Company.

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2.           Modification of Securities Purchase Agreement. The Company and the Holders hereby agree that upon the closing of a Qualifying Offering and the Repayment and Exchange, the Securities Purchase Agreement is hereby amended as follows:

(a)	Article IV of the Securities Purchase Agreement is hereby amended by adding the following to the end thereof as Section 4.20:

“4.20    Subsequent Issuances. So long as any Warrants remain outstanding, neither the Company nor any Subsidiary thereof shall, except pursuant to an Exempt Issuance, sell or grant any option to purchase, or sell or grant any right to amend, or otherwise dispose of or issue any Common Stock Equivalents, or otherwise consent to any agreement or instrument (or any amendment, supplement or modification thereto), which Common Stock Equivalent, agreement or instrument (or amendment thereto) contains either a “full ratchet” anti-dilution protection clause or a “weighted average” anti-dilution protection clause or has the effect of providing the holder of such Common Stock Equivalent, agreement or instrument (or amendment thereto) with either “full ratchet” anti-dilution protection or “weighted average” anti-dilution protection.”

3.           Amendment of the Old Warrants. The Company and the Holders hereby agree that upon the closing of a Qualifying Offering and the Repayment and Exchange, each of the Old Warrants shall be amended as follows:

(a)	Section 3(b) shall be deleted in its entirety and replaced with the following: “Reserved.”

(b)	Section 3(e) shall be deleted in its entirety and replaced with the language set forth on Annex I hereto.

4.           New Warrants. The Company and the Holders hereby agree that that upon the closing of a Qualifying Offering and the Repayment and Exchange, the Company shall issue to each Holder a warrant, in the form attached hereto as Exhibit B (the “New Warrants”), to purchase the number of shares of Common Stock set forth opposite such Holder’s name in Column C of Exhibit A hereto at an exercise price of $3.00 per share (the “New Warrant Shares”).

5.           Representations and Warranties of the Company. The Company hereby covenants, and makes the following representations and warranties, to the Holders, each of which is true and correct on the date hereof and shall survive the consummation of the Transactions:

(a)	Power and Authorization. The Company is duly incorporated, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transactions contemplated hereby.

(b)	Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general principles of equity. Consummation of the Transactions will not violate or conflict with the Company’s charter or bylaws or any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound.

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(c)	Valid Issuance of the Common Stock and the New Warrants. The Common Shares and New Warrants (i) are duly authorized and, upon their issuance pursuant to the terms of this Agreement, will be validly issued, fully paid and non-assessable, and (ii) assuming the accuracy of each Holder’s representations and warranties hereunder, will be issued in compliance with all applicable state and federal laws and all pre-emptive, participation, rights of first refusal and other similar rights applicable to the Common Shares and the New Warrants.

(d)	No Event of Default. After giving effect to the terms of this Agreement, no Event of Default (as defined in the Debentures) shall have occurred and be continuing as of the date hereof.

(e)	Solvency. As of the date hereof and, after giving effect to the transactions contemplated hereby, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

6.           Representations and Warranties of the Holders. Such Holder hereby covenants, and makes the following representations and warranties, to the Company, each of which is true and correct on the date hereof and shall survive the consummation of the Transactions:

(a)	Power and Authorization. Such Holder is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transactions contemplated hereby.

(b)	Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by such Holder and constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general principles of equity. Consummation of the Transactions will not violate or conflict with such Holder’s organizational documents or any agreement or instrument to which such Holder is a party or by which such Holder or any of its assets are bound.

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(c)	Title to the Debentures. Such Holder is the sole legal and beneficial owner of the Debentures with the amounts due (other than accrued but unpaid interest) thereunder set forth opposite such Holder’s name in Column A of Exhibit A hereto, and such Holder has good, valid and marketable title to the such Debentures, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto. Such Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of any of such Debentures or its rights in such Debentures, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Debentures.

(d)	Accredited Investor. Such Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(e)	Investment Representations. Such Holder (i) acknowledges that the Common Shares and the New Warrants have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered under the Securities Act and applicable state laws or unless an exemption from such registration is available, and (ii) is acquiring the Common Shares and the New Warrants for investment purposes only for the account of such Holder and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the Common Shares or the New Warrants in a manner that would violate the registration requirements of the Securities Act. Such Holder is able to bear the economic risk of holding the Common Shares and the New Warrants for an indefinite period and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment in the Common Shares and the New Warrants. Such Holder has received all such information regarding the Transactions as it deems necessary to make an investment decision with respect thereto.

7.           Binding Effect; Ratification. The Securities Purchase Agreement and the Old Warrants, as amended by this Agreement, continue to be obligations of the Company and the Holders. All provisions of the Securities Purchase Agreement and the other Transaction Documents (as defined in the Securities Purchase Agreement) remain in full force and effect as therein written, except as amended hereby. However, for purposes of clarification, this Agreement and the associated Amendments shall be null and void and have no force or effect until the closing of a Qualifying Offering.

8.           Construction and Choice of Law. This Agreement may be executed in several identical counterparts all of which shall constitute one and the same instrument. This Agreement shall be construed and enforced in accordance with the laws of the State of New York and applicable United States federal law.

9.           Notice of Final Agreement. This Agreement embodies the entire agreement and understanding between the parties with respect to modifications of documents provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

[Signature page follows]

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Executed to be effective as of April 9, 2013.

THE COMPANY:		HOLDERS:

INSPIREMD, INC.		HUG FUNDING LLC

By:	/s/ Craig Shore	By:	/s/ Daniel Saks
	Name: Craig Shore		Name: Daniel Saks
	Title: Chief Financial Officer		Title: Managing Member

GENESIS OPPORTUNITY FUND LP

		By:	/s/ Daniel Saks
Name: Daniel Saks
Title: Managing Member

GENESIS ASSET OPPORTUNITY FUND LP

		By:	s/ Daniel Saks
Name: Daniel Saks
Title: Managing Member

AYER CAPITAL PARTNERS
MASTER FUND, LP

		By:	/s/ Jay Venkatesan
Name: Jay Venkatesan
Title: Managing Member

AYER CAPITAL PARTNERS
KESTREL FUND, LP

		By:	/s/ Jay Venkatesan
Name: Jay Venkatesan
Title: Managing Member

EPWORTH – AYER CAPITAL

		By:	/s/ Jay Venkatesan
Name: Jay Venkatesan
Title: Managing Member

EXHIBIT A

	Column A	Column B	Column C
Name of Holder	Amount Due under Debentures*	Cash Received for Debentures*	Number of New Warrant Shares

Hug Funding LLC	$1,548,936	$1,161,702	59,091

Genesis Opportunity Fund LP	$5,004,255	$3,753,191	190,909

Genesis Asset Opportunity Fund LP	$2,382,979	$1,787,234	90,909

Ayer Capital Partners Master Fund, LP	$3,880,085	$1,940,043	296,045

Ayer Capital Partners Kestrel Fund, LP	$76,851	$38,426	5,864

Epworth – Ayer Capital	$213,277	$106,638	16,273

* Excluding accrued but unpaid interest on the Debentures.

EXHIBIT B

FORM OF NEW WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

INSPIREMD, inc.

Warrant Shares: _______	Initial Exercise Date: [ ], 2013

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the five year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from InspireMD, Inc., a Delaware corporation (the “Company”), up to ______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.           Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

a)         “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

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b)         “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

c)         “Commission” means the United States Securities and Exchange Commission.

d)         “Common Stock” means the common stock of the Company, par value per share $0.0001, and any other class of securities into which such securities may hereafter be reclassified or changed.

e)         “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

f)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

g)         “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

h)         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

i)          “Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

j)          “Trading Day” means a day on which the principal Trading Market is open for trading.

k)         “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

l)          “Transfer Agent” means Action Stock Transfer Corp., the current transfer agent of the Company, with a mailing address of 2469 E. Fort Union Blvd, Ste 214, Salt Lake City, UT 84121 and a facsimile number of (801) 274-1099, and any successor transfer agent of the Company.

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m)        “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to the Holder, the fees and expenses of which shall be paid by the Company.

Section 2.          Exercise.

a)         Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile or pdf copy of the Notice of Exercise form annexed hereto. Within seven (7) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within seven (7) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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b)         Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $3.00, subject to adjustment hereunder (the “Exercise Price”).

c)         Cashless Exercise. If at the time of exercise of this Warrant there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [((A)-(B)) (X)] by (A), where:

(A) = the last sale price on the principal Trading Market on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, then in effect for the applicable Warrant Shares at the time of such exercise; and

(X) = the total number of Warrant Shares with respect to which this Warrant is then being exercised.

Notwithstanding anything herein to the contrary, if the last sale price of the Common Stock on the principal Trading Market on the Trading Day immediately preceding the Termination Date is greater than the Exercise Price, at the Company’s election, this Warrant shall either be (i) automatically exercised via cashless exercise as of the Termination Date or (ii) exercised via a cash exercise in accordance with the terms of Section 2(a). The Company shall notify the Holder of its determination in writing prior to 9:30 a.m. (New York City time) on the Termination Date and within three (3) Trading Days after the Termination Date, the Company shall, as applicable, deliver the shares in accordance with Section 2(d)(i); provided, however, that prior to 5:00 p.m. (New York City time) on the Termination Date, the Holder may notify the Company in writing that it has elected for this Warrant to expire, in which case, this Warrant shall expire unexercised.

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d)         Mechanics of Exercise.

i.         Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian (“DWAC”) system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) following the six-month anniversary of the Initial Exercise Date, if such Warrant Shares are eligible for sale under Rule 144 without volume or manner-of-sale restrictions and as of such date the Company is in compliance with the current public information required under Rule 144 as to such Warrant Shares, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise, (B) surrender of this Warrant (if required), and (C) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid. If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Shares subject to a Notice of Exercise prior to the third Trading Day following the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $5 per Trading Day (increasing to $10 per Trading Day five (5) Trading Days after such damages have begun to accrue) commencing on the third Trading Day after such Warrant Share Delivery Date until such certificates are delivered or Holder rescinds such exercise.

ii.        Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.       Rescission Rights. If the Company fails to cause the Transfer Agent to credit the account of the Holder’s prime broker with The Depository Trust Company through its DWAC system if the Company is then a participant in such system or to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

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iv.       Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to credit the account of the Holder’s prime broker with The Depository Trust Company through its DWAC system if the Company is then a participant in such system or to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v.       No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.       Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

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vii.      Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)       Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Section 3.          Certain Adjustments.

a)         Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b)         Reserved.

c)         Subsequent Rights Offerings. If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to the Holder) entitling them to subscribe for or purchase shares of Common Stock (the “Purchase Rights”), then, upon any exercise of this Warrant, the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the Holder could have acquired if the Holder had held the number of Warrant Shares issued upon such exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d)         Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (a “Distribution”), then, upon any exercise of this Warrant, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Warrant Shares issued upon such exercise of this Warrant immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

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e)         Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Company shall, at the Holder’s option, exercisable at any time prior to the consummation of the Fundamental Transaction, purchase this Warrant immediately prior to the consummation of such Fundamental Transaction from the Holder by issuing to the Holder a number of shares of Common Stock equal to a fraction, (i) the numerator of which shall be the Black Scholes Value of the remaining unexercised portion of this Warrant on the day immediately preceding the date of the consummation of such Fundamental Transaction, and (ii) the denominator of which shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction (the “FMV”). “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the FMV and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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f)         Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g)         Notice to Holder.

i.       Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

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ii.     Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.          Transfer of Warrant.

a)         Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant is transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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b)         New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)         Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)         Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5.          Miscellaneous.

a)         No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2.

b)         Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)         Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

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d)         Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

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e)         Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Agreement (whether brought against the Company or a Holder or any respective affiliates, directors, officers, shareholders, employees or agents thereof) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address for it in the Warrant Register and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

f)         Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)         Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)         Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered to the address for the Holder in the Warrant Register.

i)          Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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j)          Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)         Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)          Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)        Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)         Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

INSPIREMD, inc.

By:
Name:
Title:

[Signature Page – Warrant]

NOTICE OF EXERCISE

To:	INSPIREMD, inc.

(1)  The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)  Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[  ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)  Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

                            Dated: ______________, _______

Holder’s Signature:

Holder’s Address:

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

ANNEX I

“Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Company shall, at the Holder’s option, exercisable at any time prior to the consummation of the Fundamental Transaction, purchase this Warrant immediately prior to the consummation of such Fundamental Transaction from the Holder by issuing to the Holder a number of shares of Common Stock equal to a fraction, (i) the numerator of which shall be the Black Scholes Value of the remaining unexercised portion of this Warrant immediately prior to the consummation of such Fundamental Transaction, and (ii) the denominator of which shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction (the “FMV”). “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined immediately prior to the consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the FMV and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.”